SIXTH AMENDMENT TO CREDIT AGREEMENT

                  SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of June 30, 1997, among SULLIVAN COMMUNICATIONS, INC. ("Communications"), SULLIVAN GRAPHICS, INC. (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Lenders"), BT COMMERCIAL CORPORATION, as Agent (the "Agent") for the Lenders, and BANKERS TRUST COMPANY, as Issuing Bank (the "Issuing Bank"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H :

                  WHEREAS, Communications, the Borrower, the Lenders, the Agent and the Issuing Bank are parties to a Credit Agreement, dated as of August 15, 1995 (as amended, modified or supplemented to the date hereof, the "Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. The definition of "Borrowing Base" contained in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (D) thereof and inserting in lieu thereof the phrase ", minus" and
(ii) inserting at the end of said definition the following new clause:

                  "(E) an amount equal to (i) on any date prior to December 31, 1997, $4,000,000, (ii) on any date from and including December 31 to and including March 30, 1998, $3,000,000 and (iii) on any date thereafter, 0.".

                  2. Section 1.1 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

                  "New Term Loan Agreement" shall mean a term loan agreement to be entered into among Communications, the Borrower, the financial institutions a party thereto and Bankers Trust Company, as Administrative Agent thereunder, providing for the making of up $25,000,0000 aggregate principal amount of term loans to the Borrower, as same may be amended, modified or supplemented from time to time. It is understood that the new Term Loan Agreement shall be on terms and conditions substantially in accordance with the provisions attached as Exhibit A to the Sixth Amendment, with such changes as would be permitted pursuant to Permitted New Term Loan Amendments.

                  "New Term Loan Documents" shall mean the New Term Loan Agreement and all guaranties, security documents and other documents (including, without limitation, all Credit Documents as defined in the New Term Loan Agreement) delivered pursuant to the requirements of the New Term Loan Agreement.

                  "Permitted New Term Loan Amendments" shall mean any amendment, modification or waiver to the New Term Loan Agreement and/or any other New Term Loan Documents (x) which makes such document or documents less restrictive or waives any provision contained therein or (y) which makes the covenants, defaults or other provisions contained in the New Term Loan Agreement more restrictive, provided that any such Permitted New Term Facility Amendment pursuant to clause (y) of this definition
         (i) is deemed necessary or desirable in connection with the syndication of the New Term Loan Agreement by the lenders thereunder and (ii) does not make the covenants, defaults or other provisions contained therein more restrictive than those contained in this Credit Agreement.

                  "Sixth Amendment" shall mean the Sixth Amendment to this Credit Agreement, dated as of June 30, 1997, among Communications, the Borrower, various of the Lenders, the Agent and the Issuing Bank.

                  3. Section 2.6(f) of the Credit Agreement is hereby Amended by inserting at the end thereof the following new sentence:

         "Notwithstanding anything to the contrary contained above, with respect to mandatory repayments pursuant to this Section 2.6(f) only as a result of equity issuances by Communications, at the time of each event giving rise to a mandatory repayment pursuant to such Section, to the extent the amount otherwise required to be applied pursuant to the terms of said Section is used to permanently repay Indebtedness under the New Term Loan Agreement, the amount so applied shall apply to reduce the amount of the mandatory repayment otherwise required pursuant to this Section 2.6(f)."

                  4. Section 7.1(a) of the Credit Agreement is hereby amended by inserting the parenthetical "(or, in the case of fiscal year 1997 only, 120 days)" immediately following the phrase "90 days" contained in the first sentence of said Section.

                  5. Section 7.1(b) of the Credit Agreement is hereby amended by inserting immediately following the phrase "in any event within 45 days" appearing in the first sentence thereof the parenthetical "and in any event not later than July 20, 1998 in the case of the fiscal quarter ending on, or closest to, June 30, 1998)".

                  6. Section 8.2 (c) of the Credit Agreement is hereby amended by inserting the following parenthetical immediately after the phrase "other Credit Documents" appearing therein:

         "(it being understood and agreed that, from and after the date of any extension of loans pursuant to Section 8.3(l), all such loans and obligations relating thereto may be secured pursuant to the Credit Documents, on a second-priority basis to the Obligations, in accordance with the amendments to the various Collateral Documents authorized pursuant to the Sixth Amendment, and any Collateral Documents thereafter entered into may likewise secure such Indebtedness and related obligations pursuant to 8.3(l) on substantially the same basis)".

                  7. Section 8.3 of the Credit  Agreement  is hereby  amended by
(i) deleting the period at the end of clause (l) of said Section and inserting a semicolon in lieu thereof, (ii) redesignating clause (m) of said Section as clause (n), (iii) deleting the text "(l)" appearing in redesignated clause (n) of said Section and inserting in lieu thereof the text "(m)" and (iv) inserting the following new clause (m) immediately after clause (l) of said Section:

                  "(m)  Indebtedness  of the Borrower in an aggregate  principal amount not to exceed $25,000,000 (less any payments of principal thereon) in respect of loans made pursuant to the New Term Loan Agreement and guarantees thereof by the Guarantors; provided that the cash proceeds of the loans under the New Term Loan Agreement (net of any costs, fees and expenses payable in connection therewith) are used by the Borrower to repay outstanding Revolving Loans hereunder (although no reduction to the Total Revolving Loan Commitment shall be required in connection therewith); and".

                  8. Section 8.9 of the Credit Agreement is hereby amended by deleting in its entirety the table appearing in said Section and inserting in lieu thereof the following new table:

         "Fiscal Quarter Ended                                 Minimum EBITDA
         ---------------------                                 --------------

         March 31, 1997                                          $46,600,000
         June 30, 1997                                           $45,700,000
         September 30, 1997                                      $43,500,000
         December 31, 1997                                       $41,500,000
         March 31, 1998                                          $44,200,000
         June 30, 1998                                           $50,100,000
         September 30, 1998                                      $62,000,000
         December 31, 1998                                       $63,000,000
         March 31, 1999                                          $65,000,000
         June 30, 1999                                           $65,000,000
         September 30, 1999                                      $66,000,000
         December 31, 1999                                       $67,000,000
         Each fiscal quarter
           ended thereafter                                      $68,000,000

; provided, that should the Borrower fail to deliver the financial statements and accompanying information for the fiscal quarter ended June 30, 1998 by July 20, 1998 as required by to Section 7.1(b), EBITDA of the Borrower required to be achieved (x) for the period ending June 30, 1998 shall be $61,000,000 and (y) for each period ending after June 30, 1998 shall be respective amount as provided in the Credit Agreement before giving effect to the Sixth Amendment, in each case rather than the amount set forth for such period in the table above."

                  9. Section 8.10 of the Credit Agreement is hereby amended by inserting immediately prior to the period at the end thereof the following parenthetical:

         "(or, for the three fiscal quarters ended June 30, 1997, December 31, 1997 and June 30, 1998, 1.05:1.0, provided that should the Borrower fail to deliver the financial statements and accompanying information for the fiscal quarter ended June 30, 1998 by July 20, 1998 as required by Section 7.1(b), the minimum Current Ratio for the fiscal quarter ended June 30, 1998 shall be 1.1:1.0 rather than 1.05:1.0)".

                  10. Section 8.11 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu thereof the following new table:

         "Fiscal Quarter Ended                       Minimum Fixed Charge Ratio
         ---------------------                       --------------------------

          March 31, 1997                                    0.68:1.0
          June 30, 1997                                     0.60:1.0
          September 30, 1997                                0.60:1.0
          December 31, 1997                                 0.60:1.0
          March 31, 1998                                    0.67:1.0
          June 30, 1998                                     0.72:1.0
          Each fiscal quarter
           ended thereafter                                 0.80:1.0

; provided that should the Borrower fail to deliver the financial statements and accompanying information for the fiscal quarter ended June 30, 1998 by July 20, 1998 as required by to Section 7.1(b), the Minimum Fixed Charge Ratio required to be achieved (x) for the period ending June 30, 1998 shall be 0.80:1.0 and (y) for each period ending after June 30, 1998 shall be respective amount as provided in the Credit Agreement before giving effect to the Sixth Amendment, in each case rather than the ratio set forth for such period in the table above."

                  11. Section 8.12 of the Credit  Agreement is hereby amended by
(i) deleting the word "or" at the end of clause (iii) of said Section and inserting in lieu thereof a comma and (ii) inserting immediately prior to the period at the end of said Section the following new clauses:

         ", (v) after any incurrence of Indebtedness pursuant to Section 8.3(l), make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on or voluntary or optional redemption of or acquisition for value of, exchange or purchase, redeem or acquire for value (whether as a result of a Change of Control, the consummation of asset sales or otherwise) any of the Indebtedness outstanding pursuant to the New Term Loan Agreement except payments or prepayments with proceeds of sales or issuances of equity of
         Communications or (vi) amend or modify, or permit the amendment or modification of, any provision of the New Term Loan Agreement or the other New Term Loan Documents other than (a) Permitted New Term Facility Amendments and (b) modifications to the Collateral Documents made in accordance with the respective terms and provisions thereof".

                  12. Section 9.1(c)(i) of the Credit Agreement is hereby amended by inserting the phrase "or fail to deliver, by July 20, 1998, financial statements and accompanying information for the fiscal quarter ended June 30, 1998 as required by Section 9.1(b)" immediately prior to the comma at the end thereof.

                  13. The Banks hereby agree that if and when the New Term Loan Agreement is entered into by the parties thereto and loans are made thereunder, then Communications, the Borrower, the Subsidiary Guarantors and the Collateral Agent shall be permitted (and are hereby authorized) (i) to enter into amendments to the Pledge Agreement substantially in the form of Exhibit H-2 hereto, (ii) to enter into amendments to the Security Agreement substantially in the form of Exhibit I-2 hereto, (iii) to enter into such amendments to the Mortgages, the Canadian Debenture and the Canadian Pledge Agreement as they may deem necessary and desirable in light of the New Term Loan Agreement so long as any such amendments are consistent with the amendments described in clauses (i) and (ii) of this Section 13, (iv) to enter into revised Lockbox Agreements, Blocked Account Agreements and Concentration Account Agreements substantially in the forms of Exhibits D-1, D-2 and D-3 hereto, respectively, and (v) to obtain new Collateral Access Agreements in the form of Exhibit N hereto. Furthermore, from and after the date of the occurrences described above in this Section 13, and on a prospective basis, all Collateral Assignments of Equipment Purchase Contracts shall be in the form of Exhibit B hereto, and any new Lockbox Agreement, Blocked Account Agreement, Concentration Account Agreement or Collateral Access Agreement shall be entered into in the forms of Exhibits B, D-1, D-2, D-3 or N hereto, respectively, rather than in the forms originally annexed as said Exhibits pursuant to the Credit Agreement.

                  14. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists as of the Sixth Amendment Effective Date (as defined below), both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Sixth Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

                  15. The Borrower hereby agrees to pay to the Agent for the account of each Non-Defaulting Lender which has approved, executed and delivered a copy of this Amendment as set forth in Section 20 hereof a fee equal to 1/5 of 1% of (x) such Lender's Revolving Loan Commitment in effect at the time of such payment and (y) the principal amount of the Term Loans made by such Lender that are outstanding at the time of such payment.

                  16. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  17. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

                  18. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  19. This Amendment shall become effective on the date (the "Sixth Amendment Effective Date") when each of Communications, the Borrower, each Subsidiary Guarantor and the Required Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile transmission) the same to the Agent at 14 Wall Street, New York, New York 10005 Attention: Bruce Addison.

                  20. From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                                                SULLIVAN COMMUNICATIONS, INC.


                                                By  /s/ Joseph Milano
                                                  -----------------------------
                                                  Title: Chief Financial Officer


                                                SULLIVAN GRAPHICS, INC.


                                                By  /s/ Joseph Milano
                                                  -----------------------------
                                                  Title: Chief Financial Officer


                                                BT COMMERCIAL CORPORATION,
                                                 Individually and as Agent


                                                By  /s/ Bruce Addison
                                                  -----------------------------
                                                  Title: Vice President


                                                BTM CAPITAL CORPORATION


                                                By  /s/ Bruce Addison
                                                  -----------------------------
                                                  Title: Vice President


                                                BNY FINANCIAL CORPORATION
                                                (successor by merger to THE BANK
                                                OF NEW YORK COMMERCIAL
                                                CORPORATION)


                                                By  /s/
                                                  -----------------------------
                                                   Title:

                                                DEUTSCHE FINANCIAL SERVICES
                                                HOLDING CORP.


                                                By /s/
                                                   ----------------------------
                                                   Title:


                                                FINOVA CAPITAL CORPORATION


                                                By /s/
                                                   ----------------------------
                                                   Title:


                                                GIBRALTAR CORPORATION OF
                                                AMERICA


                                                By /s/
                                                   ----------------------------
                                                   Title:


                                                LASALLE NATIONAL BANK


                                                By /s/
                                                   ----------------------------
                                                   Title:


                                                SANWA BUSINESS CREDIT
                                                CORPORATION


                                                By /s/
                                                   ----------------------------
                                                   Title:


                                                HELLER BUSINESS CREDIT
                                                CORPORATION


                                                By /s/
                                                   ----------------------------
                                                   Title:

Each of the undersigned, each being a Subsidiary Guarantor pursuant to the Credit Agreement referenced in the foregoing Amendment and a party to various Collateral Documents, hereby acknowledges and agrees to the foregoing provisions of the Amendment.

Acknowledged and
Agreed this _______ day
of _______, 1997.


                                         AMERICAN IMAGES OF NORTH
                                           AMERICA, INC.


                                         By /s/
                                           --------------------------
                                           Name:
                                           Title:


                                         SULLIVAN MARKETING, INC.


                                         By /s/
                                           --------------------------
                                           Name:
                                           Title:


                                         SULLIVAN MEDIA CORPORATION


                                         By /s/
                                           --------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A


                            SUMMARY OF CERTAIN TERMS
                                 AND CONDITIONS


Borrower:                  Sullivan Graphics, Inc.

Agent:                     BTCo.

Collateral Agent:          BTCC

Lenders:                   A syndicate of lenders (the "Lenders")formed by BTCo.

Term Loan Facility:        Term loan facility in an aggregate  principal  amount
                           of $25 million (the "Term Loan Facility").

Maturity:                  The Term Loan  Facility will mature on March 31, 2001
                           (the "Term Loan Maturity Date").

Use of Proceeds:           The loans  under the Term Loan  Facility  (the  "Term
                           Loans") shall only be utilized to prepay outstandings under the revolving loan facility pursuant to the Existing Credit Agreement described below.

Availability:              The Term Loans may only be  incurred on the Term Loan
                           Borrowing Date. No amount of Term Loans once repaid may be reborrowed.

Guaranties:                The Term Loan  Facility  shall be  guaranteed  on the
                           same basis (although such guarantees shall be secured
                           by second  priority  security  interests as described
                           under the  heading  "Security"  below) as the  Credit
                           Agreement,   dated  as  of  August  15,  1995,  among
                           Communications,   the  Borrower,   various  financial
                           institutions  (the "Existing  Banks"),  BT Commercial
                           Corporation, as Administrative Agent, and BTCo, as such agreement is in effect on the date of the Commitment Letter (the "Existing Credit Agreement"), with each entity which guaranties the Term Loan
                           Facility herein called a "Guarantor".

Security:                  The  obligations  of the Borrower and each  Guarantor
                           shall  be  secured  by a  second  priority  perfected
                           security  interest  in all  tangible  and  intangible
                           assets (including,  without limitation,  receivables,
                           contracts, contract rights, securities,  intellectual
                           property,  inventory,  equipment  and real estate) of
                           the  Borrower  and  the  Guarantors,  which  security
                           interests  shall be junior to the security  interests
                           of the lenders under the Existing  Credit  Agreement.
                           It is  understood  that,  so  long as  there  are any
                           outstandings   pursuant   to  the   Existing   Credit
                           Agreement,   that  the   lenders   thereunder   shall
                           generally control decisions with respect to the collateral described above and the enforcement of remedies with respect thereto.

                           All documentation evidencing the security required pursuant to the immediately preceding paragraph shall be in form and substance satisfactory to BTCo, and shall effectively create second priority security interests in the property purported to be covered thereby.

Interest Rates:            At the  option  of the  Borrower,  Term  Loans may be
                           maintained  from time to time as (x) Base Rate  Loans
                           which shall bear interest at the Applicable Margin in
                           excess of the Base  Rate in effect  from time to time
                           or (y) Reserve Adjusted  Eurodollar Loans which shall
                           bear interest at the  Applicable  Margin in excess of
                           the Eurodollar  Rate (adjusted for maximum  reserves)
                           as  determined  by BTCo for the  respective  interest
                           period,   provided  that  Reserve  Adjusted  --------
                           Eurodollar  Loans  may  not  be  incurred  until  the
                           earlier  to occur of (x) the 60th day  following  the
                           Initial  Borrowing  Date and (y) that date upon which
                           BTCo has determined  (and notifies the Borrower) that
                           the  primary  syndication  of the Term Loan  Facility
                           (and  the  resultant   addition  of  institutions  as
                           Lenders) has been completed; provided further that at no time shall the per annum interest rate applicable to any Term Loan exceed 18%.

                           "Base Rate" shall mean the higher of (x) 1/2 of 1% in excess of the Federal Reserve reported certificate of deposit rate and (y) the rate that BTCo announces from time to time as its prime lending rate, as in effect from time to time.

                           "Applicable Margin" shall mean a percentage per annum which shall initially equal (x) in the case of Reserve Adjusted Eurodollar Loans, 4.0% and (y) in the case of Base Rate Loans, 3.0%; provided that the Applicable Margins for each type of loan shall increase on each three-month anniversary of the Term Loan Borrowing Date in accordance with the table set forth below:

                                              Applicable
                                              Margin for
                                                Reserve
                                                Adjusted         Applicable
                             Month             Eurodollar        Margin for
                          Anniversary          Rate Loans      Base Rate Loans
                          -----------          ----------      ---------------

                               0                4.0%              3.0%
                               3                4.25%             3.25%
                               6                4.5%              3.5%
                               9                5.0%              4.0%
                              12                5.5%              4.5%
                              15                6.0%              5.0%
                              18                6.5%              5.5%
                              21                7.0%              6.0%
                              24                7.5%              6.5%

                           Interest periods of 1, 2, 3 or 6 months shall be available in the case of Reserve Adjusted Eurodollar Loans.

                           The Term Loan Facility shall include customary protective provisions for such matters as defaulting banks, capital adequacy, increased costs, actual reserves, funding losses, illegality and withholding taxes.

                           Interest in respect of Base Rate Loans shall be payable quarterly in arrears on the last business day of each fiscal quarter. Interest in respect of Reserve Adjusted Eurodollar Loans shall be payable in arrears at the end of the applicable interest period and every three months in the case of interest periods in excess of three months. Interest will also be payable at the time of repayment of any Term Loans and at maturity. All calculations of interest on Term Loans and commitment fees shall be based on a 360-day year and actual days elapsed.

Default Interest:          Overdue  principal,  interest and other amounts shall
                           bear interest at a rate per annum equal to the greater of (i) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time and (ii) the rate which is 2% in excess of the rate then borne by such borrowings. Such interest shall be payable on demand.

Outstandings Fees:         In  addition  to the  amounts  payable  as  described
                           above, if any Term Loans remain outstanding on either the 12 or 30 month anniversary of the Term Loan
                           Borrowing Date, then on each such date an additional cash fee shall be paid to BTCo (and retained by it or distributed to the Lenders as agreed by them) in an amount equal to 1.0% of the aggregate principal amount of Term Loans then outstanding, and if any Term Loans remain outstanding on either the 6, 9, 18 or 24 month anniversary of the Term Loan Borrowing
                           Date, then additional cash fees in an amount equal to 1/2 of 1% of the aggregate principal amount of Term
                           Loans then outstanding shall be paid on such date to BTCo (and retained by it or distributed to the Lenders as agreed by them).

Additional Fees:           In addition to the foregoing, BTCo shall receive such
                           fees as have been separately agreed upon.

Mandatory
Prepayments:               To be determined.

Documentation:             The  Lenders'  commitments  will  be  subject  to the
                           negotiation,  execution  and  delivery of  definitive
                           financing    agreements    (and   related    security
                           documentation,  guaranties,  etc.) in connection with
                           the  Term  Loan  Facility  (the  "Credit  Documents")
                           reasonably   con-  sistent  with  the  terms  of  the
                           Commitment Letter and this Summary of Terms, in each case prepared by White & Case, counsel to BTCo.

Conditions
Precedent:                 In addition to conditions precedent typical for these
                           types  of   facilities   and  any  other   conditions
                           appropriate   in  the   context   of   the   proposed
                           transaction, the following conditions shall apply:


A.  To the Initial Loans

                    (i) The Credit Documents shall have been executed and delivered reflecting the terms and conditions set forth in this Summary of Terms and shall otherwise be in form and substance satisfactory to BTCo and the Lenders, and all conditions to the making of the Term

                           Loans set forth therein shall have been satisfied or waived on or prior to the Term Loan Borrowing Date.

                   (ii) All necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction shall have been obtained and remain in effect (including, without limitation, the requisite consents of the lenders under the Existing Credit Agreement). Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon, or making economically unfeasible, the consummation of the Transaction.

                   (iii) Nothing shall have occurred (and the Lenders shall have become aware of no facts or conditions not previously known) which BTCo or the Lenders shall reasonably determine could have a material ad- verse effect on the rights or remedies of the Lenders or BTCo, or on the ability of the Borrower to perform its obligations to the Lenders or which could have a materially adverse effect on the busi- ness, property, assets, nature of assets, liabilities, condition (finan- cial or otherwise) or prospects of Communications, the Borrower or Communications and its subsidiaries taken as a whole.

                   (iv) No litigation by any entity (private or governmental) shall be pending or threatened with respect to the Transaction, the Term Loan Facility or any documentation executed in connection therewith or which BTCo or the Lenders shall reasonably determine could have a materially adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of Communications, the Borrower or Communications and its subsidiaries taken as a whole after giving effect to the Transaction.

                   (v) All Loans and other financing to the Borrower shall be in full compliance with all requirements of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                   (vi) BTCo and the Lenders shall have received legal opinions from counsel, and in form and substance and covering matters, acceptable to BTCo and the Lenders, including, without limitation, opinions from counsel to the Borrower as to no conflicts with laws or material agreements, the enforceability of the Credit Documents and the matters described in clauses (vii) and (ix) below.

                   (vii) The guarantees and security agreements required as described under the headings "Guarantees" and "Security" above shall have been executed and delivered in form, scope and substance reasonably satisfactory to BTCo, and the Lenders shall have second priority perfected security interest in all assets as are required above.

                   (viii) A satisfactory intercreditor agreement shall have been entered into, or satisfactory intercreditor provisions shall have been agreed to, by the Lenders party to the Existing Credit Agreement.

                   (ix) All Indebtedness under the Term Loan Facility shall constitute "Senior Indebtedness" for all purposes under the Senior Subordinated Note Indenture.

                   (x) There shall have been no material adverse change after the date hereof to the syndication market for credit facilities similar in nature to the Term Loan Facility contemplated herein and there shall not have occurred and be continuing a material disruption of or material adverse change in financial, banking or capital markets that would have a material adverse effect on the syndication, in each case as determined by BTCo in its sole discretion. The Borrower and Communications and their respective advisors shall have fully cooperated in the syndication efforts, including, without limitation, by promptly providing BTCo with all information deemed necessary by it to successfully complete the syndication.

                   (xi)    All  costs,  fees,   expenses   (including,   without
                           limitation, legal fees and expenses) and other compensation contemplated hereby or any letter executed in connection herewith and payable to the Lenders or BTCo (or their respective affiliates) shall have been paid to the extent due.

                   (xii) Absence of default or unmatured default under the Term Loan Facility, accuracy of representations and warranties and receipt of such documentation as shall be required by the Agent.

Representations
and Warranties:            The Term  Loan  Facility  and  related  documentation
                           shall contain representations and warranties typical for these types of facilities, as well as any additional ones appropriate in the context of the proposed transaction.

Covenants:                 Although the covenants have not yet been specifically
                           determined, we anticipate that, subject to such deviations therefrom as are described in Annex I hereto, the covenants shall be substantially similar as those contained in the Senior Subordinated Note
                           Indenture, and in any event, will not be more restrictive than those contained in the Existing
                           Credit Agreement (and related documentation). BTCo reserves the right to further modify the covenants, provided that no such modifications will result in any covenant contained in the Credit Documents being more restrictive than those contained in the Existing
                           Credit Agreement (and related documentation).

Events of Default:         Those   typical   for  these   types  of   facilities
                           including,  without  limitation,   payment,  material
                           misrepresentations, covenant defaults, bankruptcy and
                           a  change  of  control  of   Communications   or  the
                           Borrower.

Assignments and
Participations:            The Borrower may not assign its rights or obligations
                           under the Term Loan Facility without the prior written consent of the Agent and the Lenders. Any
                           Lender may assign, and may sell parti- cipations in, its rights and obligations under the Term Loan
                           Facility, subject (x) in the case of participations, to customary restrictions on the voting rights of the participants and (y) in the case of assignments, to a minimum assignment requirement of $2,000,000 (or to the extent the amount held by such Lender is less than $2,000,000, such lesser amount) and such other limitations as may be established by the Agent (which in any event shall require the consent of the Agent, not to be unreasonably withheld, to assignments). The
                           Term Loan Facility shall provide for a mechanism which will allow for each assignee to become a direct signatory to the Term Loan Facility and will relieve the assigning Lender of its obligations with respect to the assigned portion of its commitment.

Governing Law:             The rights and  obligations  of the parties under the
                           Credit Documents shall be construed in accordance with and governed by the law of the State of New
                           York.

Required Lenders:          Majority;  provided  that  until the first date on or
                           after the Term Loan Borrowing Date upon which BTCo and its affiliates own less than a majority of the outstanding Term Loans, the Required Lenders shall be required to include (if there are any Lenders other than BTCo and its affiliates) at least one lender which is not BTCo or an affiliate thereof.

                                                     ANNEX I TO SUMMARY OF TERMS




                                    COVENANTS

The covenants applicable to the Term Loan Facility will in no event be more restrictive than those contained in the Existing Credit Agreement. Although the covenants have not yet been specifically determined, BTCo anticipates that, subject to the deviations set forth below, the covenants shall be substantially similar to those contained in the Senior Subordinated Note Indenture as defined in the Existing Credit Agreement. Subject to the first sentence above, BTCo reserves the right to further modify the covenants applicable to the Term Loan Facility. In describing the covenants below, references are to Post-Effective Amendment No. 2 to Form S-1, as filed by Sullivan Communications, Inc. and Sullivan Graphics, Inc. with the SEC on July 12, 1996.

         1.   Limitation on Indebtedness -

                  i)  clause (a) to be deleted.

                  ii)  sub-clause (a)(x) in clause (b)(1) to be deleted.

                  iii) dollar limits to be established for Indebtedness incurred pursuant to clauses (b)(11), (12) and (13).

                  iv) the $25 million basket amount provided in clause (b)(14) to be allocated to Term Loan Facility.

         2. Limitation on Restricted Payments - All payments with respect to subordinated debt to constitute Restricted Payments. Restricted Payments will be strictly limited, with the precise terms of the covenant to be agreed.

         3. Limitation on Sales of Assets and Subsidiary Stock - The covenant would be modified to require that the Term Loan Facility be repaid in full before any amounts are applied to repay Senior Subordinated Notes or any other Subordinated Indebtedness.

         4. Change of Control Triggering Event - The Covenant would be modified to delete the requirement of a Rating Decline in connection with a Change of Control Triggering Event. As a result, upon a Change of Control, whether or not a Rating Decline has occurred, the covenant would apply in accordance with its terms. Additionally, at the option of BTCo, the covenant shall be structured as a mandatory repayment, rather than an offer to purchase.

                                                    ANNEX I TO SUMMARY OF TERMS
                                                                         Page 2



         5. Successor Company - Transactions of the type described in this covenant shall be strictly limited, with the precise terms of the covenant to be agreed.